Exhibit 99.1

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2011 RESULTS

Achieves 6.4 percent RevPAR growth (6.9 percent excluding Hurricane Irene impact) and Hotel EBITDA margin improvement of 208 basis points to 33.6 percent

BETHESDA, MD, October 19, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended September 30, 2011. The Company’s results include the following:

	Third Quarter		Year-to-Date
	2011	2010	2011	2010
	($’s in millions except per share data)

Total Revenue	$199.1	$164.7	$540.0	$438.6
Net income (loss) to common shareholders	$14.9	$10.1	$12.4	$(7.8)
Net income (loss) to common shareholders per diluted share	$0.18	$0.14	$0.15	$(0.11)
EBITDA(1)	$63.3	$55.1	$153.8	$125.4
Adjusted EBITDA(1)	$62.8	$50.0	$155.2	$121.8
FFO(1)	$41.9	$8.5	$95.0	$45.8
Adjusted FFO(1)	$42.4	$32.6	$97.4	$71.4
FFO per diluted share(1)	$0.49	$0.12	$1.18	$0.67
Adjusted FFO per diluted share(1)	$0.50	$0.46	$1.21	$1.04

(1)

See tables later in press release, which list adjustments that reconcile net income (loss) to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per share, adjusted FFO and adjusted FFO per share. EBITDA, adjusted EBITDA, FFO, FFO per share, adjusted FFO and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income (loss) later in this press release.

Third Quarter Highlights

•

RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2011 increased 6.4 percent to $166.09, as a result of a 5.0 percent increase in average daily rate (“ADR”) to $198.18 and a 1.4 percent increase in occupancy to 83.8 percent.

•

Impact of Hurricane Irene: Eighteen of the Company’s hotels are located on the east coast and were impacted by Hurricane Irene. While the Company’s properties did not sustain physical damage, we believe the storm caused revenue loss totaling approximately $0.8 million, including approximately $0.6 million of room revenue. Had Hurricane Irene not occurred, we believe RevPAR would have increased 6.9 percent.

•

Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the quarter ended September 30, 2011 was 33.6 percent, which was an improvement of 208 basis points compared to the comparable prior year period.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $62.8 million, an increase of 25.5 percent over the third quarter of 2010.

•

Adjusted FFO: The Company generated adjusted FFO of $42.4 million, or $0.50 per diluted share, compared to $32.6 million or $0.46 per diluted share in the third quarter of 2010, an increase of 8.7 percent.

•

Capital Markets: On August 29, the Company announced that its Board of Trustees authorized a share repurchase program to acquire up to $100.0 million of the Company’s common stock. Through October 19, 2011, the Company acquired 1,389,574 common shares through its share repurchase program at a cost of $24.5 million and an average purchase price of $17.63.

•

Capital Investments: The Company invested $10.6 million of capital in its hotels, including the continuation of the 33 guestroom expansion at Hotel Amarano Burbank and the commencement of a guestroom renovation at Liaison Capitol Hill and meeting space renovation at Westin Michigan Avenue.

•	Dividends: On September 15, 2011, the Company declared a third quarter 2011 dividend of $0.11 per common share of beneficial interest.

“We are very pleased with the performance of our portfolio during the quarter, despite the impact of Hurricane Irene on more than half of our hotels,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “RevPAR remained strong and our properties continue to benefit from meaningful improvements in average rate. Furthermore, our portfolio once again delivered exceptional EBITDA margins, as evidenced by the 208 basis point improvement in the third quarter.”

Subsequent Events

On October 5, the Company announced that it purchased the Villa Florence in San Francisco for $67.2 million. The 182-room full service urban hotel is located in the heart of the Union Square district, San Francisco’s most popular retail and visitor attraction.

Year-to-Date Highlights

For the nine months ended September 30, 2011, RevPAR increased 6.5 percent to $150.32, with ADR growth of 5.1 percent to $192.36 and an occupancy increase of 1.4 percent to 78.1 percent. The Company’s hotel EBITDA margin was 30.9 percent, an increase of 201 basis points compared to the comparable prior year period. The Company invested $30.6 million of capital in its hotels during the nine months ended September 30, 2011.

Balance Sheet

As of September 30, 2011, the Company had total outstanding debt of $687.2 million. At the end of the quarter, the Company had no borrowings on either of its credit facilities. Total net debt to trailing 12 month Corporate EBITDA was 2.4 times as of September 30, 2011. For the third quarter, the Company’s weighted average interest rate was 5.4 percent. As of September 30, 2011, the Company’s EBITDA to interest coverage ratio was 5.1 times and its fixed charge coverage ratio was 2.5 times. As of September 30, 2011, the Company had $217.4 million of cash and cash equivalents on its balance sheet and capacity of $473.2 million available on its credit facilities.

2011 Outlook

The Company has updated its RevPAR growth and financial expectations for the full year as follows:

	Low-end	High-end
	($’s in millions except per share data)
RevPAR growth	6.2%	6.6%
Adjusted EBITDA	$200.0	$204.0
Adjusted FFO	$123.4	$127.4
Adjusted FFO per diluted share	$1.52	$1.57

The Company’s full year RevPAR growth outlook of 6.2 percent to 6.6 percent is based on fourth quarter RevPAR growth expectations of 5.0 percent to 7.0 percent. The Company’s outlook includes the Villa Florence acquisition and excludes the pending Park Central acquisition. At this time, the Park Central acquisition is scheduled to close between December 20, 2011 and January 10, 2012.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, October 20, 2011 at 10:00 AM EDT. To participate in the conference call, please dial (888) 554-1417. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 36 upscale full-service hotels, totaling approximately 8,900 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc. and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof and related assumptions and the Company’s expectation of the closing date of the Park Central Hotel. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Revenues:
Hotel operating revenues:
Room	$133,152	$109,588	$356,070	$285,266
Food and beverage	50,554	41,388	142,999	115,812
Other operating department	14,256	12,210	37,374	32,753

Total hotel operating revenues	197,962	163,186	536,443	433,831
Other income	1,166	1,555	3,585	4,780

Total revenues	199,128	164,741	540,028	438,611

Expenses:
Hotel operating expenses:
Room	30,920	25,266	86,893	68,602
Food and beverage	34,669	28,952	99,249	81,147
Other direct	5,895	5,494	15,737	14,438
Other indirect	48,411	40,074	136,465	110,957

Total hotel operating expenses	119,895	99,786	338,344	275,144
Depreciation and amortization	27,765	26,054	83,572	78,129
Real estate taxes, personal property taxes and insurance	9,199	8,456	26,470	24,879
Ground rent	2,485	1,710	5,861	4,545
General and administrative	4,185	4,180	12,919	11,766
Acquisition transaction costs	153	555	574	2,026
Other expenses	668	798	1,749	2,540

Total operating expenses	164,350	141,539	469,489	399,029

Operating income	34,778	23,202	70,539	39,582
Interest income	8	26	22	78
Interest expense	(9,856)	(8,871)	(29,566)	(26,369)

Income before income tax expense and discontinued operations	24,930	14,357	40,995	13,291
Income tax expense	(3,125)	(2,342)	(5,670)	(4,847)

Income from continuing operations	21,805	12,015	35,325	8,444

Discontinued operations:
Income from operations of properties disposed of, including gain on sale and loss on impairment	760	4,272	441	2,815
Income tax (expense) benefit	(244)	482	(112)	1,021

Net income from discontinued operations	516	4,754	329	3,836

Net income	22,321	16,769	35,654	12,280
Redeemable noncontrolling interest in loss of consolidated entity	—	17	2	36

Net income attributable to the Company	22,321	16,786	35,656	12,316
Distributions to preferred shareholders	(7,402)	(6,689)	(22,550)	(20,066)
Issuance costs of redeemed preferred shares	—	—	(731)	—

Net income (loss) attributable to common shareholders	$14,919	$10,097	$12,375	$(7,750)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Earnings per Common Share - Basic:
Net income (loss) attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.17	$0.07	$0.15	$(0.17)
Discontinued operations	0.01	0.07	—	0.06

Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.18	$0.14	$0.15	$(0.11)

Earnings per Common Share - Diluted:
Net income (loss) attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.17	$0.07	$0.15	$(0.17)
Discontinued operations	0.01	0.07	—	0.06

Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.18	$0.14	$0.15	$(0.11)

Weighted average number of common shares outstanding:
Basic	84,640,196	71,246,259	80,392,686	68,531,224
Diluted	84,752,112	71,345,731	80,559,299	68,531,224

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$14,919	$10,097	$12,375	$(7,750)
Depreciation(1)	27,644	27,453	83,194	82,503
Amortization of deferred lease costs	69	86	225	278
Redeemable noncontrolling interest in consolidated entity	—	(17)	(2)	(36)
Less: Net gain on sale of properties	(760)	(29,168)	(760)	(29,168)

FFO	$41,872	$8,451	$95,032	$45,827
Preferred share issuance costs	—	—	731	—
Acquisition transaction costs	153	555	574	2,026
Impairment loss related to sale of properties	—	23,568	—	23,568
Tax adjustment related to disposition	244	—	244	—
Costs associated with CFO departure	—	—	579	—
Non-cash ground rent	116	—	232	—

Adjusted FFO	$42,385	$32,574	$97,392	$71,421

Weighted average number of common shares and units outstanding:
Basic	84,640,196	71,246,259	80,392,686	68,531,224
Diluted	84,752,112	71,345,731	80,559,299	68,632,093

FFO per diluted share	$0.49	$0.12	$1.18	$0.67

Adjusted FFO per diluted share	$0.50	$0.46	$1.21	$1.04

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$14,919	$10,097	$12,375	$(7,750)
Interest expense(1)	9,856	8,872	29,566	26,373
Income tax expense (1)	3,369	1,860	5,782	3,826
Depreciation and amortization(1)	27,765	27,584	83,572	82,910
Redeemable noncontrolling interest in consolidated entity	—	(17)	(2)	(36)
Distributions to preferred shareholders	7,402	6,689	22,550	20,066

EBITDA	$63,311	$55,085	$153,843	$125,389

Preferred share issuance costs	—	—	731	—
Acquisition transaction costs	153	555	574	2,026
Impairment loss related to sale of properties	—	23,568	—	23,568
Net gain on sale of properties	(760)	(29,168)	(760)	(29,168)
Costs associated with CFO departure	—	—	579	—
Non-cash ground rent	116	—	232	—

Adjusted EBITDA	$62,820	$50,040	$155,199	$121,815

Corporate expense	5,128	5,426	14,968	15,553
Interest and other income(1)	(1,172)	(1,602)	(3,650)	(4,904)
Hotel level adjustments, net	(353)	4,089	(1,229)	12,054

Hotel EBITDA	$66,423	$57,953	$165,288	$144,518

(1)	Includes amounts from discontinued operations.

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties for the three and nine months ended September 30, 2011, except those disposed of and the March 2011 period of ownership of Viceroy Santa Monica. Hotel EBITDA includes adjustments made for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Revenues:
Room	$133,152	$125,111	$355,406	$333,616
Food and beverage	50,554	45,815	142,742	131,544
Other	13,849	12,796	36,017	34,272

Total hotel revenues	197,555	183,722	534,165	499,432

Expenses:
Room	30,920	29,611	86,604	82,368
Food and beverage	34,669	32,656	99,023	93,368
Other direct	5,674	5,630	15,334	15,248
General and administrative	14,785	14,325	41,782	40,334
Sales and marketing	13,101	12,347	37,691	36,152
Management fees	6,985	6,879	18,508	17,816
Property operations and maintenance	6,782	6,487	19,608	18,838
Energy and utilities	5,889	5,713	16,143	16,092
Property taxes	8,346	8,255	23,956	24,595
Other fixed expenses	3,981	3,866	10,228	10,103

Total hotel expenses	131,132	125,769	368,877	354,914

Hotel EBITDA	$66,423	$57,953	$165,288	$144,518

Note:

This schedule includes the operating data for the three and nine months ended September 30, 2011 for all properties owned by the Company as of September 30, 2011. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Viceroy Santa Monica operating data is included for the three and six months ended September 30, 2011 and its comparative period of ownership in 2010. Both 2010 and 2011 exclude Sheraton Bloomington, and 2010 excludes Westin City Center Dallas and Seaview Resort.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010

Occupancy	83.8%	82.6%	78.1%	77.1%
Increase	1.4%		1.4%
ADR	$198.18	$188.83	$192.36	$183.04
Increase	5.0%		5.1%
RevPAR	$166.09	$156.06	$150.32	$141.10
Increase	6.4%		6.5%

Note:

This schedule includes the operating data for the three and nine months ended September 30, 2011 for all properties owned by the Company as of September 30, 2011. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Viceroy Santa Monica operating data is included for the three and six months ended September 30, 2011 and its comparative period of ownership in 2010. Both 2010 and 2011 exclude Sheraton Bloomington, and 2010 excludes Westin City Center Dallas and Seaview Resort.

Non-GAAP Financial Measures

FFO, EBITDA and Hotel EBITDA

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO (including adjusted FFO per share) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property (to the extent included in FFO or EBITDA), impairment losses, acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.